UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2012 (April 1, 2012)

Date of Report (Date of earliest event reported)

PERFECTENERGY INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51704	98-0548438
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

No. 479 You Dong Road Xinzhuang Town, Shanghai 201100 People’s Republic of China
(Address of principal executive offices)

(8621) 5488-8436

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The registrant and Xiaolin (Edward) Zhuang entered into a consulting services agreement dated March 19, 2012 but effective April 1, 2012. Under this agreement, Mr. Zhuang will serve as a financial consultant until June 30, 2012 for monthly compensation of RMB27,500 (approximately US$4,368).

A copy of the consulting services agreement is filed with this report as Exhibit 10.1 and is incorporated by reference herein.  The foregoing description of the consulting services agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Chief Financial Officer

Effective April 1, 2012, Xiaolin (Edward) Zhuang, resigned as the registrant’s Chief Financial Officer and Secretary. Mr. Zhuang will serve as a consultant to the registrant from April 1, 2012 through June 30, 2012.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exh. No.	Description

10.1	Consulting Services Agreement between registrant and Xiaolin Zhuang, dated March 19, 2012 and effective April 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTENERGY INTERNATIONAL LIMITED (Registrant)

Date: April 5, 2012	/s/ Wennan Li
Name: Wennan Li
Title: Chief Executive Officer